Exhibit 99.1

OneWater Marine Inc. Expands its Digital Platform with the Purchase of Boatsforsale.com
Launches multi-phased roll-out of an online marketplace for new and pre-owned boat sales

BUFORD, GA – August 24, 2020 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has purchased the website domain, Boatsforsale.com, which will enhance its online marketplace for new and pre-owned boats, as well as financing & insurance.

“Boatsforsale.com will provide users with a personalized, all-inclusive virtual platform to buy, sell, and compare boats, as well as easy access to financing & insurance offerings,” said Austin Singleton, Chief Executive Officer of OneWater Marine. “With the industry evolving to a more virtual operating environment, Boatsforsale.com will be an extension of our current store footprint and is expected to further strengthen our innovative, industry-leading technology and proprietary digital platform. At the same time, we will provide our stores and the general public with a simple and efficient way to list and sell their inventory. This new consumer and seller-focused marketplace will be rolled out in several phases, which we believe will further advance our long-term growth opportunity, while broadening our customer base and geographic reach.”

Today, “boats for sale” is one of the top search phrases on the internet when shopping for a boat. Once launched, Boatsforsale.com will simplify the process for buying and selling boats online and will be designed to remove the hassles often associated with shopping for new and pre-owned boats. OneWater’s vision is for the site to be designed with a simple and intuitive interface that creates a user-friendly experience. It will act as a virtual showroom and an extension of the Company’s brick-and-mortar dealerships. Users looking to purchase a boat will be able to view detailed information and images of every boat across the site and easily compare them to others. For those looking to sell a boat, a proprietary boat valuation tool will be integrated into the site as well.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 63 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our plans and expectations for Boatsforsale.com, future strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: decline in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus filed in connection with our initial public offering, in the first quarter 2020 Form 10-Q filed on March 20, 2020, in the second quarter 2020 Form 10-Q filed on May 14, 2020, and in the third quarter 2020 Form 10-Q filed on August 6, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.